Exhibit 21.1

                SUBSIDIARIES OF REGISTRANT AT DECEMBER 31, 2005


The companies listed below are directly or indirectly owned 100% by GSE Systems, Inc. and are included in its consolidated financial statements.

* GSE Engineering Systems (Beijing) Company Ltd., GSE Erudite Software, Inc., GSE Power Systems AB, GSE Process Solutions, Inc., GSE Services Company L.L.C. and MSHI, Inc., are wholly owned subsidiaries of GSE Systems, Inc.

* GSE Government & Military Simulation Systems, Inc. is a wholly owned subsidiary of GSE Power Systems, Inc. which is a wholly owned subsidiary of MSHI, Inc.

* GSE Process Solutions BV is a wholly owned Subsidiary of GSE Process Solutions, Inc.


Name                                      Place of Incorporation or Organization
------                                  ----------------------------------------
GSE Engineering Systems (Beijing) Company, Ltd         Peoples Republic of China
GSE Erudite Software, Inc.                             State of Delaware
GSE Power Systems AB                                   Sweden
GSE Process Solutions, Inc.                            State of Delaware
GSE Services Company L.L.C.                            State of Delaware
MSHI, Inc.                                             State of Virginia
GSE Government & Military Simulation Systems, Inc.     State of Delaware
GSE Power Systems, Inc.                                State of Delaware
GSE Process Solutions, BV                              Netherlands